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                                                                   EXHIBIT 10.1
                      CENTRAL ILLINOIS BANCORP, INC.

                    NON QUALIFIED EMPLOYEE STOCK OPTION PLAN


                                    PURPOSE

     1. The purpose of the Central Illinois Bancorp, Inc. (CIB or company) employee stock option program (the plan) is to induce key employees to remain in the employ of CIB, or of any of its subsidiaries, and to encourage such employees to secure or increase, on reasonable terms, their stock ownership in the company. The Board of Directors of the company believe the plan will promote continuity of management and increase incentive, promote greater efficiency and personal interest in the welfare of the company by those who are primarily responsible for shaping and carrying out the long range plans of the company and its subsidiaries, and in securing the continued growth and financial success of its business. It is intended that the options issued pursuant to the plan will be treated as a non-qualified option plan, and not as an incentive stock option plan within the meaning of Section 422A of the Internal Revenue Code of 1986, as currently amended.

                                 EFFECTIVE DATE

     2. The plan shall become effective on the 24th day of September, 1997, as adopted by the Board of Directors on September 24, 1997, provided that the plan is approved by the holders of a majority of the shares of stock of CIB entitled to vote at a meeting of the shareholders within 12 months after the date of such adoption.

                             STOCK SUBJECT TO PLAN

     3. The maximum number of shares of common stock which may be issued pursuant


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to the exercise of all options granted under this plan is 46.  Said 46  shares of the authorized but unissued common stock of the company will be reserved for issue upon exercise of options granted under the plan, subject to adjustments provided in Paragraph 14 below; provided however that the number of shares of such authorized but unissued stock so reserved may from time to time be reduced to the extent that a corresponding amount of issued and outstanding stock has been purchased by the company (treasury shares) and set aside for issue upon the exercise of options granted under the plan. If any options shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for further grants under the plan.

                                 ADMINISTRATION

     4. The plan shall be administered by the committee referred to in Paragraph 5 (hereinafter referred to as the committee). Subject to the express provisions of the plan, the committee, upon the direction of Central Illinois Bancorp Board of Directors, shall have complete authority, in its discretion, to determine those key employees (also hereinafter referred to as participants) to whom, and the price at which options shall be granted, the option periods, and the number of shares to be subject to each option. The committee, through the direction of the Board of Directors of Central Illinois Bancorp, Inc., shall also have the authority in its discretion to prescribe the time or times at which the options may be exercised, and limitations upon exercise of options (including limitations effective upon the death or termination of employment of the participant), and the restrictions, if any, to be imposed upon the transferability of shares acquired upon exercise of options. In making such determinations, the committee may take into account the nature of the services rendered by respective participants, their present and potential contributions to the success of CIB or its subsidiaries, and such other factors as the



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committee, in its discretion shall deem relevant.  Subject to the express provisions of the plan, the committee, through the direction of the Board of Directors of Central Illinois Bancorp, Inc., shall also have complete authority to interpret the plan, to prescribe, amend and rescind rules and regulations relating to the plan, to determine the terms and provisions of the respective option agreements required by Paragraph 13 below (which need not be identical) and to determine whether the shares delivered upon exercise of the stock options will be treasury shares or will be authorized but previously unissued shares, and to make all other determinations necessary or advisable for the administration of the plan. The committee's determination on the matters referred to in this Paragraph 4 shall be conclusive.

                                   COMMITTEE

     5. The committee shall consist of not less than three members of the Board of Directors of CIB who are not eligible, and have not, at any time within one year prior to appointment to the committee, been eligible to receive options under the plan, or any other employee stock option plan of CIB, or any of its subsidiaries, entitling participants therein to acquire stock or stock options of the company. The committee shall be appointed from time to time by the Board of Directors, which may from time to time remove and appoint members of the committee in substitution for members previously appointed and may fill vacancies, however caused, in the committee. A majority of the committee's members shall constitute a quorum. All determinations of the committee shall be made by a majority of its members. Any decision or determination reduced to writing, and signed by all of the members, shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The committee shall also have express authorization to hold committee meetings by means of conference telephone, or similar communications equipment, which all persons participating in the meeting can hear



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each other.

                                  ELIGIBILITY

     6. An option may be granted under the plan only to an officer or other key employee of CIB, or of its present and future subsidiary companies. An employee shall not be granted a stock option if the employee already owns shares possessing more than 10% of the total voting power of all classes of stock unless the option price, at the time the option is granted, is at least 125% of the fair market value of the stock covered by the option and the option, and by its terms, is not exercisable after the expiration of five (5)
years from the date such option is granted.   All participants must enter into
an option agreement with the company which, in addition to other terms, provides that the participant will remain in the service of CIB or its subsidiary for a period of at least twelve (12) months (commencing on the first day of the month in which the option is granted) or until the participant's earlier termination or retirement, at the pleasure of the company or of such subsidiary. The agreement shall provide that it does not confer upon the participant any right to continue in the employ of CIB, or of any such subsidiary, and that it does not interfere in any way with the right of CIB or of any such subsidiary to terminate the employment of the participant at anytime. The aggregate fair market value, as determined by the committee, of the stock with respect to which incentive stock options are exercisable for the first time by the employee during any calendar year shall not exceed $100,000. The aggregate number of shares which may be delivered to any one participant upon exercise of all options granted to said participant under this plan shall not exceed 250 shares. No person shall hold or exercise an option, or options, under this plan for the purchase of an aggregate number of shares in excess of 25% of the total number of shares reserved for this plan, adjusted equitably for stock splits, stock dividends and other changes in the capital stock, if any. Except as provided below, options granted to key employees, may be granted only once in any year, and shall be for the nearest


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whole number of shares determined by dividing the percentage, as determined by the Committee, of the current salary (not including bonuses or other compensation) paid by CIB or its subsidiaries to such key employee, by the option price per share of such option. The provisions of this Paragraph 6 may be modified by a committee of directors none of whom are eligible, nor has been eligible during the year prior to such modification, to receive an option (or company stock) pursuant to the plan, or any other employee stock option plan of the company or its subsidiaries.

                                  OPTION PRICE

     7. The option price per share will be determined by the committee, and ratified by the Board of Directors of Central Illinois Bancorp, Inc., at the time the option is granted, and the option price per share will be not less than 125% of the fair market value of the common stock on the date of grant as shall reasonably be determined by the committee.

                              DATE OF OPTION GRANT

     8. An option shall be considered granted on the date the committee acts to grant the option or on such other date thereafter as the committee shall specify.

                                  TERM OF PLAN

     9. The Board of Directors, without prior approval of the stockholders, may terminate the plan at any time, but no termination shall, without the participant's consent, alter or impair any of the rights under any option previously granted to said participant under the plan.

                                TERM OF OPTIONS


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     10. The term of each option granted under the plan will be for such period
(hereinafter referred to as the option period) not exceeding ten (10) years from the date this plan was adopted as the committee shall determine. Each option shall be subject to earlier determination as described in Paragraph 11 below.

                              EXERCISE OF OPTIONS

     11. All options granted pursuant to the plan shall be authorized by the Board of Directors. Each option granted will be exercisable on such date or dates, and during such period and for such number of shares as shall be determined pursuant to the provisions of the option agreement evidencing such option. Subject to the express provisions of the plan, the committee shall have complete authority, in its discretion, to determine the extent, if any, and the conditions under which an option may be exercised in the event of the death of the participant or in the event the participant leaves the employ of the company, or has his employment terminated by the company. An option shall be exercised by (a) written notice of intent to exercise the option with respect to a specified number of shares of stock and (b) tender of payment to CIB of the amount of the option purchase price for the number of shares of stock with respect to which the option is then exercised. If, in connection with any merger, consolidation, or sale, or transfer by CIB of substantially all its assets, any option is not assumed by the surviving corporation or the purchaser, then, in the discretion of the committee, the date of termination of such option and the date on which such option, or any portion thereof not then exercisable, may be exercised, may be advanced to a date to be fixed by the committee, which date shall be not more than fifteen days prior to such merger, consolidation, or sale, or transfer.

                               NONTRANSFERABILITY


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    12. Options under a non-qualified plan are not transferable otherwise than by will or the laws of descent or distribution, and may be exercised during the lifetime of a participant and only by such participant.

                                   AGREEMENTS

     13. Options granted pursuant to this plan shall be evidenced by stock option agreements with each participant in such form as the committee shall from time to time adopt.

                         ADJUSTMENT OF NUMBER OF SHARES

     14. In the event that a dividend shall be declared upon the common stock of CIB payable in shares of common stock of the company, the number of shares of common stock then subject to any such option, and the number of shares reserved for issuance pursuant to the plan but not yet covered by an option, shall be adjusted by adding to each such share the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of common stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of common stock reserved for issuance pursuant to this plan, but not yet covered by an option, the number and kind of shares of stock or other securities into which each outstanding share of common stock shall be so changed, or for which each share shall be exchanged. In the event there shall be any change, other than as specified above in this paragraph, in the number or kind of outstanding shares of common stock, or of any stock or other securities into which such common stock shall have been changed or for which it shall have been exchanged, then if the committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares theretofore




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reserved for issuance pursuant to the plan, but not yet covered by an option and of the shares then subject to an option or options, such adjustment shall be made by the committee and shall be effective and binding for all purposes of this plan, and of each stock option agreement. The option price in each agreement for each share of common stock, or other securities substituted or adjusted as provided for in this paragraph, shall be determined by dividing the option price in such agreement for each share prior to substitution or adjustment by the number of shares, or the fraction of a share substituted for such share, or to which such share shall have been adjusted. No adjustment or substitution provided for in this paragraph shall require CIB in any agreement to sell a fractional share, and the total substitution or adjustment with respect to each stock option agreement shall be limited accordingly.

                                  AMENDMENTS

     15. The Board of Directors, without further approval of the stockholders, may from time to time amend the plan in such respects as the board may deem advisable; provided however that no amendment shall become effective, without the prior approval of the stockholders, which would increase the maximum number of shares for which options may be granted in the aggregate under the plan. No amendment shall, without the participant's consent, alter or impair any of the rights or obligations under any option previously granted to a participant under the plan.


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